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                            ASSET PURCHASE AGREEMENT

                           dated as of August 21, 1997

                                  by and among

                       GRAHAM-FIELD HEALTH PRODUCTS, INC.,

                               GRAHAM-FIELD, INC.,

                               MEDI-SOURCE, INC.,

                                 PETER GALAMBOS

                                       and

                                 IRENE GALAMBOS
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                                TABLE OF CONTENTS


                  This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

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                                    ARTICLE I

                           SALE OF ASSETS AND CLOSING
         1.01  Assets...........................................................................................  1
         1.02  Liabilities......................................................................................  5
         1.03  Purchase Price; Net Book Value Certificate; Allocation...........................................  6
         1.04  Closing..........................................................................................  6
         1.05  Accounts Receivable Payment......................................................................  7
         1.06  Prorations.......................................................................................  8
         1.07  Further Assurances; Post-Closing Cooperation.....................................................  9
         1.08  Transfer Taxes................................................................................... 10
         1.09  Third-Party Consents............................................................................. 10
         1.10  Product Liability Insurance...................................................................... 11



                                   ARTICLE II

          REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDERS

         2.01  Organization of Seller........................................................................... 11
         2.02  Authority........................................................................................ 11
         2.03  No Conflicts..................................................................................... 12
         2.04  Governmental Approvals and Filings............................................................... 12
         2.05  Books and Records................................................................................ 13
         2.06  Financial Statements............................................................................. 13
         2.07  Absence of Changes............................................................................... 13
         2.08  No Undisclosed Liabilities....................................................................... 15
         2.09  Taxes............................................................................................ 15
         2.10  Legal Proceedings................................................................................ 16
         2.11  Compliance With Laws and Orders.................................................................. 17
         2.12  Benefit Plans; ERISA............................................................................. 17
         2.13  Real Property.................................................................................... 20
         2.14  Tangible Personal Property; Investment Assets.................................................... 21
         2.15  Intellectual Property Rights..................................................................... 21
         2.16  Contracts........................................................................................ 22
         2.17  Licenses......................................................................................... 24
         2.18  Warranty Claims.................................................................................. 24
         2.19  Product Liability Claims......................................................................... 25
         2.20  Insurance........................................................................................ 25
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
         2.21  Affiliate Transactions........................................................................... 25
         2.22  Employees; Labor Relations....................................................................... 25
         2.23  Environmental Matters............................................................................ 26
         2.24  Substantial Customers and Suppliers.............................................................. 27
         2.25  Accounts Receivable.............................................................................. 28
         2.26  Inventory........................................................................................ 29
         2.27  No Guarantees.................................................................................... 29
         2.28  Entire Business.................................................................................. 29
         2.29  Brokers.......................................................................................... 29
         2.30  Disclosure....................................................................................... 30

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

         3.01  Organization..................................................................................... 30
         3.02  Authority........................................................................................ 30
         3.03  No Conflicts..................................................................................... 30
         3.04  Governmental Approvals and Filings............................................................... 31
         3.05  Legal Proceedings................................................................................ 31
         3.06  Brokers.......................................................................................... 31

                                   ARTICLE IV

                               COVENANTS OF SELLER

         4.01  Books and Records, etc.; Removal of Property..................................................... 32
         4.02  Use of "Medi-Source" Name........................................................................ 32
         4.03  Change of Corporate Name......................................................................... 32
         4.04  Delivery of Financial Statements................................................................. 32


                                    ARTICLE V

                                EMPLOYEE MATTERS

         5.01  Employment....................................................................................... 33

                                   ARTICLE VI

                          SURVIVAL AND INDEMNIFICATION
         6.01  Survival of Representations, Warranties, Covenants and Agreements................................ 33
         6.02  Indemnification.................................................................................. 34
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                                   ARTICLE VII

                                   DEFINITIONS
         7.01  Definitions...................................................................................... 37

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.01  Notices.......................................................................................... 46
         8.02  Bulk Sales Act................................................................................... 47
         8.03  Entire Agreement................................................................................. 48
         8.04  Expenses......................................................................................... 48
         8.05  Public Announcements............................................................................. 48
         8.06  Waiver........................................................................................... 48
         8.07  Amendment........................................................................................ 48
         8.08  No Third Party Beneficiary....................................................................... 48
         8.09  No Assignment; Binding Effect.................................................................... 48
         8.10  Headings......................................................................................... 49
         8.11  Invalid Provisions............................................................................... 49
         8.12  Governing Law.................................................................................... 49
         8.13  Counterparts..................................................................................... 49


                                        ANNEXES

         ANNEX I               Net Book Value Certificate
         ANNEX II              Purchase Price Allocation


                                        EXHIBITS

         EXHIBIT A             Non-Competition Agreement - Peter Galambos
         EXHIBIT B             Non-Competition Agreement - Robert Ulan
         EXHIBIT C             Non-Competition Agreement - Andrew Galambos
         EXHIBIT D             Employment Agreement - Robert Ulan
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                  This ASSET PURCHASE AGREEMENT dated as of August 21, 1997, is made and entered into by and among Graham-Field Health Products, Inc., a Delaware corporation ("Parent"), Graham-Field, Inc., a New York corporation and a wholly-owned subsidiary of Parent ("Purchaser"), Medi-Source, Inc., a New York corporation ("Seller"), Peter Galambos ("Mr. Galambos") and Irene Galambos ("Mrs. Galambos" and, together with Mr. Galambos, "the Shareholders"). Capitalized terms not otherwise defined herein have the meanings set forth in
Section 7.01.

                  WHEREAS, Seller is engaged in the business of distributing medical/surgical and home healthcare products (the "Business");

                  WHEREAS, the Shareholders are the owners of a majority of the issued and outstanding capital stock of Seller; and

                  WHEREAS, Seller and the Shareholders desire that Seller sell, transfer and assign to Purchaser, and Parent desires that Purchaser purchase and acquire from Seller, substantially all of the assets of Seller relating to the operation of the Business, and in connection therewith, Purchaser has agreed to assume certain of the liabilities of Seller relating to the Business, all on the terms set forth herein;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                           SALE OF ASSETS AND CLOSING

                  1.01 Assets. (a) Assets Transferred. On the terms and subject to the conditions set forth in this Agreement, Seller hereby sells, transfers, conveys, assigns and delivers to Purchaser, and Purchaser hereby purchases and pays for, free and clear of all Liens other than Permitted Liens, all of Seller's right, title and interest in, to and under the following Assets and Properties of Seller used or held for use in connection with the Business, except as otherwise provided in Section 1.01(b), as the same shall exist on the Closing Date (collectively, the "Assets"):

                  (i) Real Property Leases. The leases and subleases of real property described in Section 1.01(a)(i) of the Disclosure Schedule as to which Seller is the lessee or sublessee, together with any options to purchase the underlying property and leasehold improvements thereon, and in each case all other rights, subleases, licenses, permits, deposits and profits appurtenant to or related to such leases and subleases (the "Real Property Leases");

                  (ii) Inventory. All inventories of raw materials, work-in-process, parts, finished goods, products under research and development, demonstration equipment, office and other supplies, parts and operating supplies, packaging materials and other accessories related thereto which are held at, or are in transit from or to, the locations at which the Business is conducted, or located at customers' premises on consignment, in each case, which are used or held for use by Seller in the conduct of the Business, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person, together with all rights of Seller against suppliers of such inventories, including but not limited to the items listed in Section 1.01(a)(ii) of the Disclosure Schedule (the "Inventory");

                  (iii) Accounts Receivable. All trade accounts receivable and all notes, bonds and other evidences of Indebtedness of and rights to receive payments arising out of sales occurring in the conduct of the Business, including but not limited to the accounts receivable listed in Section 1.01(a)(iii) of the Disclosure Schedule, and the security arrangements and collateral related thereto, including any rights of or any other Actions or Proceedings which have been commenced in connection therewith (the "Accounts Receivable");

                  (iv) Tangible Personal Property. All furniture (other than the furniture referred to in Section 1.01(b)(iii)), fixtures, equipment, machinery and other tangible personal property (other than Inventory and Vehicles) used or held for use in the conduct of the Business at the locations at which the Business is conducted or at customers' premises on consignment, or otherwise used or held for use by Seller in the conduct of the Business (including but not limited to the items listed in Section 1.01(a)(iv) of the Disclosure Schedule), including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person (the "Tangible Personal Property");

                  (v) Personal Property Leases. (A) The leases or subleases of tangible personal property described in Section 1.01(a)(v)(A) of the Disclosure Schedule as to which Seller is the lessor or sublessor and
         (B) all leases related to computer equipment, rolling stock, telephone equipment and

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         other office equipment used in connection with the Business, including the leases of tangible personal property described in Section 1.01(a)(v)(B) of the Disclosure Schedule as to which Seller is the lessee, together with any options to purchase the underlying property (the leases and subleases described in subclauses (A) and (B), the "Personal Property Leases");

                  (vi) Business Contracts. All Contracts (other than the Real Property Leases, the Personal Property Leases and the Accounts Receivable) to which Seller is a party and which are utilized in the conduct of the Business, including without limitation Contracts relating to customers, suppliers, sales representatives, distributors, purchase orders, marketing arrangements and manufacturing arrangements, including but not limited to the Contracts listed in Section 1.01(a)(vi) of the Disclosure Schedule (the "Business Contracts");

                  (vii) Prepaid Expenses. All prepaid expenses relating to the Business, including but not limited to the items listed in Section 1.01(a)(vii) of the Disclosure Schedule (the "Prepaid Expenses");

                  (viii) Intangible Personal Property. All Intellectual Property used or held for use in the conduct of the Business (including Seller's goodwill therein) including the right to use the name "Medi-Source" and all variations thereof, and all rights, privileges, claims, causes of action and options relating or pertaining to the Business or the Assets, including but not limited to the items listed in Section 1.01(a)(viii) of the Disclosure Schedule (the "Intangible Personal Property");

                  (ix) Licenses. To the extent their transfer is permitted under applicable Laws, all Licenses (including applications therefor) utilized in the conduct of the Business, including but not limited to the License with respect to silver nitrate applicators and the Licenses listed in Section 1.01(a)(ix) of the Disclosure Schedule (the "Business Licenses");

                  (x) Security Deposits. All security deposits deposited by or on behalf of Seller as lessee or sublessee under the Real Property Leases and Personal Property Leases, including but not limited to the security deposits listed in Section 1.01(a)(x) of the Disclosure Schedule (the "Tenant Security Deposits");

                  (xi) Books and Records. All Books and Records used or held for use in the conduct of the Business or otherwise

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         relating to the Assets, other than the Excluded Books and Records (the
         "Business Books and Records");

                  (xii) Artworks, etc. All artworks, mechanicals or stats prepared in connection with marketing and advertising materials, catalogs, brochures or similar items relating to the Business;

                  (xiii) Marketing Materials. All customer lists, dealer lists, sales representative lists, distributor lists, toll free telephone numbers, marketing and advertising materials, catalogs and brochures used in or generated for the Business (the "Marketing Materials");

                  (xiv) Designs, Blueprints. All designs, products, drawings, plans, blueprints, bills of material, flowsheets, specifications, plan sheets, formulas, parts lists, instruction manuals, FDA Form 510K product filings and registrations and device master records relating to the Business, including but not limited to the items listed in Section 1.01(a)(xiv) of the Disclosure Schedule (the "Instruction Materials");

                  (xv) Catalog Numbers. All catalog numbers used in connection with the Business;

                  (xvi) Cash. Cash, commercial paper, certificates of deposit and other bank deposits, treasury bills and other cash equivalents, including but not limited to the cash and other items listed in Section 1.01(a)(xvi) of the Disclosure Schedule;

                  (xvii) Goodwill. All goodwill of Seller relating to the Business or the Assets; and

                  (xviii) Other Assets and Properties. All other Assets and Properties of Seller used or held for use in connection with the Business except as otherwise provided in Section 1.01(b) (the "Other Assets").

                  (b) Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the following Assets and Properties of Seller (the "Excluded Assets") shall be excluded from and shall not constitute Assets:

                  (i) Insurance. Life insurance policies of officers and other employees of Seller and all other insurance policies relating to the operation of the Business;

                  (ii) Employee Benefit Plans. All assets owned or held by any Benefit Plans;

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
                  (iii) The personal office furniture of Mr. Galambos, to the extent the same is not included as an asset on the June 30 Balance Sheet (as defined in Section 1.03(b));

                  (iv) Excluded Books and Records. The minute books, stock transfer books and corporate seal of Seller (the "Excluded Books and Records");

                  (v) Vehicles. All motor vehicles owned or leased by Seller;

                  (vi) Excluded Obligations. The rights of Seller in, to and under all Contracts of any nature, the obligations of Seller under which expressly are not assumed by Purchaser pursuant to Section 1.02(b); and

                  (vii) Seller's rights under this Agreement.

                  1.02 Liabilities. (a) Assumed Liabilities. In connection with the sale, transfer, conveyance, assignment and delivery of the Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, Purchaser hereby assumes and agrees to pay, perform and discharge when due the following obligations of Seller arising in connection with the operation of the Business, as the same exist on the Closing Date (the "Assumed Liabilities"), and no others:

                  (i) Balance Sheet Liabilities. The Liabilities of the Business set forth on the June 30 Balance Sheet, and all Liabilities of the Business arising thereafter consistent with past practices, but excluding a loan in the principal amount of $1,400,749 payable to Mr. Galambos;

                  (ii) Real Property Lease Obligations. All obligations of Seller under the Real Property Leases arising and to be performed on or after the Closing Date and excluding any such obligations arising or to be performed prior to the Closing Date;

                  (iii) Personal Property Lease Obligations. All obligations of Seller under the Personal Property Leases arising and to be performed on or after the Closing Date, and excluding any such obligations arising or to be performed prior to the Closing Date;

                  (iv) Obligations under Contracts and Licenses. All obligations of Seller under the Business Contracts and Business Licenses arising and to be performed on or after the Closing Date, and excluding any such obligations arising or to be performed prior to the Closing Date; and

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                  (v) Returned Goods. All obligations of Seller for replacement of, or refund for, damaged, defective or returned goods, to the extent such goods are subject to full return privileges from the supplier thereof.

                  (b) Retained Liabilities. Except for the Assumed Liabilities, Purchaser shall not assume by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, any Liabilities of Seller (including, without limitation, those related to the Business) of any kind, character or description whatsoever (the "Retained Liabilities"). Seller shall discharge in a timely manner or shall make adequate provision for all of the Retained Liabilities, provided that Seller shall have the ability to contest, in good faith, any such claim of liability asserted in respect thereof by any Person other than Purchaser and its Affiliates. Nothing contained in that certain letter agreement, dated as of August 21, 1997, between Purchaser and Gordon Drive Corp. shall in any way alter allocation of liability between Purchaser and Seller with respect to the lease referred to in such letter agreement.

                  1.03 Purchase Price; Net Book Value Certificate; Allocation.
(a) Purchase Price. The aggregate purchase price (the "Purchase Price") for the Assets is $4,500,000.

                  (b) Net Book Value Certificate. On the Closing Date, Seller is delivering to Purchaser (A) an audited balance sheet of the Seller as of June 30, 1997 (the "June 30 Balance Sheet") prepared by Seller in accordance with Seller's books and records and in accordance with GAAP consistently applied, and
(B) a certificate with respect to the Net Book Value of the Business, executed in the name of and on behalf of Seller by its President, in the form of Annex I hereto (the "Net Book Value Certificate").

                  (c) Allocation of Purchase Price. Purchaser and Seller agree to allocate the consideration paid by Purchaser for the Assets in accordance with Annex 1 hereto. Each party hereto agrees (i) that such allocation shall be consistent with the requirements of Section 1060 of the Code and the regulations thereunder, (ii) to complete jointly and to file separately Form 8594 with its Federal income Tax Return consistent with such allocation for the tax year in which the Closing Date occurs and (iii) not to take a position on any income, transfer or gains Tax Return, before any Governmental or Regulatory Authority charged with the collection of any such Tax or in any judicial proceeding, that is in any manner inconsistent with the terms of any such allocation without the consent of the other party.

                  1.04 Closing. (a) The Closing is taking place concurrently with the execution and delivery of this Agreement at the offices of Milbank, Tweed, Hadley & McCloy, One Chase

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Manhattan Plaza, New York, New York 10005, at 10:00 A.M., local time, on the
Closing Date. At the Closing, Purchaser is paying the Purchase Price by wire transfer of immediately available funds to Seller's account listed in Section
8.01 in an amount equal to $4,500,000. Simultaneously, Seller is assigning and transferring to Purchaser title in and to the Assets by delivery of such instruments of conveyance, assignment and transfer, in form and substance reasonably acceptable to Purchaser's counsel, as shall be effective to vest in Purchaser good and valid title to the Assets (such instruments being collectively referred to herein as "Assignment Instruments"), and (ii) Purchaser is assuming from Seller the due payment, performance and discharge of the Assumed Liabilities by delivery of such instruments of assumption, in form and substance reasonably acceptable to Seller's counsel, as shall be effective to cause Purchaser to assume the Assumed Liabilities as and to the extent provided in Section 1.02 (such instruments being collectively referred to herein as the "Assumption Instruments").

                  (b) Simultaneously with, and as a condition to, the deliveries described in paragraph (a) above, (i) Parent is entering into a Non-Competition Agreement (A) with Mr. Galambos in the form of Exhibit A hereto, (B) with Robert Ulan in the form of Exhibit B hereto, and (C) with Andrew Galambos in the form of Exhibit C hereto and (ii) Parent is entering into an Employment Agreement with Robert Ulan in the form of Exhibit D hereto.

                  1.05 Accounts Receivable Payment.

                   (a) On the Closing Date, Seller is providing Purchaser with a certificate, executed in the name of and on behalf of Seller by its President, setting forth in detail (i) the face value of the Accounts Receivable of the Business as of the close of business on the day prior to the Closing Date (the "Closing Date Accounts Receivable") and (ii) the amount of any bad debt reserves with respect to the Closing Date Accounts Receivable. The face value of the Closing Date Accounts Receivable less any amounts of such bad debt reserves is herein referred to as the ("Net Receivables Amount").

                   (b) Purchaser shall, on and after the Closing Date, use its best commercial efforts to collect the Closing Date Accounts Receivable. Seller shall be entitled to participate with Purchaser in such collection efforts. In exercising such efforts, Purchaser shall have no obligation to use greater efforts than those used by Purchaser in the collection of accounts receivable in the ordinary course of Purchaser's business. Without limiting the foregoing, Purchaser shall have no obligation of any sort to pursue collection through any form of litigation, arbitration or

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
         any other dispute mechanism or to withhold shipments to an obligor of an unpaid Closing Date Accounts Receivable as part of the efforts to collect such Closing Date Accounts Receivable. Purchaser hereby agrees that it will not alter in any material respect the collection policy of Seller as in effect prior to the Closing Date and will not afford more generous terms in return for benefits to Purchaser.

                   (c) When an account debtor has more than one invoice outstanding, amounts remitted by such account debtor shall be applied first to the longest outstanding invoice.

                   (d) Not later than the fifth Business Day following the 180th day after the Closing Date, Purchaser shall provide Seller with a written notice (the "Receivables Notice") describing in reasonable detail all uncollected Closing Date Accounts Receivable, if any, and the total face amount thereof. To the extent that total collections in respect of Closing Date Accounts Receivable are less than the Net Receivable Amount (the difference between the Net Receivables Amount and the amount so collected being herein referred to as the "Receivables Deficiency"), then within three (3) Business Days following its delivery of the Receivables Notice, Purchaser shall sell, and Seller shall purchase, those uncollected Closing Date Accounts Receivable specified by Purchaser having a total face value equal to the excess of (x) the Receivables Deficiency over (y) $15,000, for an aggregate purchase price equal to such excess, by wire transfer of immediately available funds to Purchaser's account listed in Section
         8.01. After such uncollected Closing Date Accounts Receivable are purchased by Seller, Purchaser will continue to make the same efforts to collect such Closing Date Accounts Receivable as are required of it by paragraph (b) above, and any payments received thereon by Purchaser will be remitted within five (5) Business Days to Seller after deducting any expenses incurred in connection with such collection.

                  1.06 Prorations. The following prorations relating to the Assets and the ownership and operation of the Business will be made as of the Closing Date, with Seller liable to the extent such items relate to any time period prior to the Closing Date and Purchaser liable to the extent such items relate to periods beginning with and subsequent to the Closing Date:

                  (a) Rents, additional rents, taxes and other items payable by Seller under the Real Property Leases.

                  (b) The amount of rents, taxes and charges for sewer, water, telephone, electricity and other utilities relating to the real property subject to the Real Property Leases.

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                  (c) All other items (excluding personal property taxes and other Taxes) normally adjusted in connection with similar transactions.

Except as otherwise agreed by the parties, the net amount of all such prorations will be settled and paid on the Closing Date.

                  1.07 Further Assurances; Post-Closing Cooperation. (a) At any time or from time to time after the Closing, at Purchaser's request and without further consideration, Seller shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, all of the Assets, and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Business and the Assets at the location at which the Business is currently conducted and to assist Purchaser in exercising all rights with respect thereto, and otherwise to cause Seller to fulfill its obligations under this Agreement.

                  (b) Seller hereby constitutes and appoints Purchaser the true and lawful attorney of Seller, with full power of substitution, in the name of Seller or Purchaser, but on behalf of and for the benefit of Purchaser: (i) to demand and receive from time to time any and all the Assets and to make endorsements and give receipts and releases for and in respect of the same and any part thereof (ii) to institute, prosecute, compromise and settle any and all Actions or Proceedings that Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets,
(iii) to defend or compromise any or all Actions or Proceedings in respect of any of the Assets; and (iv) to do all such acts and things in relation to the matters set forth in the preceding clauses (i) through (iii) as Purchaser shall deem reasonably necessary or desirable. Seller hereby acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason. Seller shall deliver to Purchaser at Closing an acknowledged power of attorney to the foregoing effect executed by Seller. The appointment hereby made and the powers hereby granted are not intended to permit Purchaser to take any action that could reasonably be expected to result in Seller being required to indemnify Purchaser under Section 6.02. Purchaser shall indemnify and hold harmless Seller from any and all Losses caused by or arising out of any breach of Law by Purchaser in its exercise of such power of attorney.

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
                  (c) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the Business Books and Records and other data relating to the Business in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any party to this Agreement or (v) in connection with any actual or threatened Action or Proceeding. Further, each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

                  (d) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business not referred to in paragraph (c) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense.

                  (e) Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this Section shall be subject to applicable rules relating to discovery.

                  1.08 Transfer Taxes. Purchaser shall file all Tax Returns and pay all Taxes shown as due thereon with respect to the Transfer Taxes. Seller agrees to cooperate with Purchaser in connection with the filing of such Tax Returns and obtaining exemptions from Transfer Taxes.

                  1.09 Third-Party Consents. To the extent that any Business Contract or Business License is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. Seller and Purchaser shall use their best efforts to obtain the consent of such other party to the assignment of any such Business Contract or Business License to Purchaser in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, Seller shall cooperate with Purchaser in any reasonable arrangement designed to provide for Purchaser the benefits intended to be assigned to Purchaser under the relevant Business Contract or Business License, including enforcement at the cost and for the account of Purchaser of any and all rights of Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangement cannot be made, Purchaser shall have no obligation pursuant to Section 1.02 or otherwise with respect to any such Business Contract or Business License.

                  1.10 Product Liability Insurance. On or prior to the Closing Date, Parent or Purchaser shall obtain product liability insurance sufficient to cover any claims relating to products sold by Seller prior to the Closing Date, or shall continue to maintain at its cost the existing insurance policy of Seller with respect thereto. Each of Parent and Purchaser hereby acknowledge that they shall have no right to be indemnified under Section 6.02 or otherwise with respect to any such claims.


                                   ARTICLE II

          REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDERS

                  Seller and the Shareholders hereby jointly and severally represent and warrant to each of Parent and Purchaser that, immediately prior to the Closing:

                  2.01 Organization of Seller. (a) Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of New York, and has full corporate power and authority to conduct the Business as and to the extent now conducted and to own, use and lease the Assets. Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, including without limitation to sell and transfer (pursuant to this Agreement) the Assets.

                  (b) Seller does not have any subsidiaries or own any equity interest in any other Person.

                  2.02 Authority. The execution and delivery by Seller of this Agreement and the performance by Seller of its obligations hereunder have been duly and validly authorized by the Board of Directors and shareholders of Seller, no other corporate action on the part of Seller or its shareholders being necessary. This Agreement has been duly and validly executed and delivered by Seller and each Shareholder and constitutes a legal, valid and binding obligation of each of them enforceable against each of them in accordance with its terms.

                  2.03 No Conflicts. The execution and delivery by Seller and each Shareholder of this Agreement do not, and the performance by Seller and each Shareholder of their respective obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws (or other comparable corporate charter documents) of Seller;

                  (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.04 of the Disclosure Schedule, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Seller or either Shareholder or any of their respective Assets and Properties; or

                  (c) except as disclosed in Section 2.03 of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require Seller or either Shareholder to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to,
(v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon Seller or either Shareholder or any of their respective Assets and Properties under, any Contract or License to which Seller or either Shareholder is a party or by which any of their respective Assets and Properties is bound.

                  2.04 Governmental Approvals and Filings. Except as disclosed in Section 2.04 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Seller or either Shareholder is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

                  2.05 Books and Records. Except as set forth in Section 2.05 of the Disclosure Schedule, none of the Business Books and Records is recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of Seller.

                  2.06 Financial Statements. Prior to the execution of this Agreement, Seller has delivered to Purchaser true and complete copies of the following financial statements:

                  (a) the audited balance sheet of Seller as of June 30, 1997, and the related audited statements of operations and cash flows for the six month period then ended, together with a true and correct copy of the report on such audited information by Seller's independent public accountants ("Seller's Accountants"); and

                  (b) the unaudited balance sheet of Seller as of July 31, 1997, the related unaudited statement of operations and cash flows for the seven month period then ended, and the unaudited balance sheet of Seller as of December 31, 1996, and the related unaudited statements of operations and cash flows for the fiscal year then ended.

Except as set forth in the notes thereto or as disclosed in Section 2.06 of the Disclosure Schedule, all the Financial Statements (i) were prepared in accordance with GAAP, (ii) fairly present the financial condition and results of operations of the Business as of the respective dates thereof and for the respective periods covered thereby, and (iii) were compiled from Business Books and Records regularly maintained by management and used to prepare the financial statements of Seller in accordance with the principles stated therein. Seller has maintained the Business Books and Records in a manner sufficient to permit the preparation of financial statements in accordance with GAAP, the Business Books and Records fairly reflect, in all material respects, the income, expenses, assets and liabilities of the Business.

                  2.07 Absence of Changes. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since June 30, 1997 there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the Condition of the Business, other than those changes occurring as a result of general economic or financial conditions which are not unique to the Business but also affect other Persons who are engaged in lines of business similar to the Business. Without limiting the foregoing, except as disclosed in Section 2.07 of the Disclosure Schedule, there has not occurred between June 30, 1997 and the date hereof:

                  (i)(x) any increase in the salary, wages or other compensation of any officer, Employee or consultant of Seller whose annual salary is, or after giving effect to such change would be, $30,000 or more;
         (y) any establishment or modification of (A) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan, employment-related Contract or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment-related Contract or other employee compensation arrangement; or (z) any adoption, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement, or amendment, modification or termination (partial or complete) of any Benefit Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presented options, only to the extent the option which Seller reasonably believed to be the least costly was chosen;

                  (ii)(A) incurrences by Seller of Indebtedness in an aggregate principal amount exceeding $15,000 (net of any amounts discharged during such period), or (B) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of Seller under, any Indebtedness of or owing to Seller with respect to the conduct of the Business;

                  (iii) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the plant, real or personal property or equipment of Seller used or held for use in the conduct of the Business in an aggregate amount exceeding $10,000;

                  (iv)(A) any acquisition or disposition of any Assets and Properties used or held for use in the conduct of the Business, other than Inventory in the ordinary course of business consistent with past practice and other acquisitions or dispositions not exceeding in either case $10,000 in the aggregate and other than dispositions of obsolete assets which in the aggregate do not exceed $25,000; or (B) any creation or incurrence of a Lien, other than a Permitted Lien, on any Assets and Properties used or held for use in the conduct of the Business;

                  (v) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (A) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to Section 2.16(a) or (B) any License disclosed in Section 1.01(a)(ix) of the Disclosure Schedule;

                  (vi) capital expenditures or commitments for additions to property, plant or equipment used or held for use in the conduct of the Business constituting capital assets in an aggregate amount exceeding $25,000;

                  (vii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Seller;

                  (viii) any transaction with any officer, director or Affiliate of Seller (A) outside the ordinary course of business consistent with past practice or (B) other than on an arm's-length basis;

                  (ix) any material adverse change in gross profit margins or collection of Accounts Receivable;

                  (x) any entering into of a Contract to do or engage in any of the foregoing after the date hereof; or

                  (xi) any other material transaction involving or development affecting the Business or the Assets outside the ordinary course of business consistent with past practice, other than those developments occurring as a result of general economic or financial conditions which are not unique to the Business but also affect other Persons who are engaged in lines of business similar to the Business.

                  2.08 No Undisclosed Liabilities. Except as reflected or reserved against in the June 30 Balance Sheet or in the notes thereto or as disclosed in Section 2.08 of the Disclosure Schedule or any other Section of the Disclosure Schedule, there are no Liabilities against, relating to or affecting the Business or any of the Assets, other than Liabilities (i) incurred in the ordinary course of business consistent with past practice since June 30, 1997,
(ii) incurred in connection with the transactions contemplated by this Agreement, which Liabilities are the sole responsibility of Seller, or (iii) which, individually or in the aggregate, are not material to the Condition of the Business.

                  2.09 Taxes. Except as set forth on Section 2.09 of the Disclosure Schedule, no claim for any Tax due from or assessed against Seller is being contested by Seller, none of Seller's Tax Returns or reports have been audited by the IRS or any state or local Tax authority, and Seller has not received any notice of deficiency or other adjustment from the IRS or any state or local Tax authority. Except as described on Section 2.09 of the Disclosure Schedule, there are no pending Tax examinations of or Tax claims, including, but not limited to, withholding claims asserted against Seller or any of its assets or properties, there are no Tax liens on any of the assets or properties of Seller, there are no agreements, waivers, or other arrangements providing an extension of time with respect to the assessment of any Tax against Seller, nor are there any Tax proceedings now pending or, to the best of Seller's Knowledge, threatened against Seller. There is no basis for any additional assessment of any Taxes against Seller. Seller has made all deposits required by law to be made with respect to employees' withholding and other employment Taxes, including without limitation the portion of such deposits relating to Taxes imposed upon Seller. In connection with any audit of the Tax Returns of Seller, no issue has been raised by any Tax officials which, by the application of similar principles, reasonably can be expected to result in a deficiency for any other year not so examined.

                  2.10 Legal Proceedings. Except as disclosed in Section 2.10 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

                  (a) there are no Actions or Proceedings pending or, to the Knowledge of Seller, threatened against Seller or either Shareholder with respect to the Business or any of its Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or otherwise result in a material diminution of the benefits contemplated by this Agreement to Purchaser, or (ii) if determined adversely to Seller or either Shareholder, could reasonably be expected to result in (x) any injunction or other equitable relief against Seller that would interfere in any material respect with the Business or
(y) Losses by Seller, individually or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding $10,000;

                  (b) there are no facts or circumstances Known to Seller that could reasonably be expected to form the basis for any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

                  (c) there are no Orders outstanding against Seller with respect to the Business or any of the Assets.

                  2.11 Compliance With Laws and Orders. Except as disclosed in
Section 2.11 of the Disclosure Schedule, Seller is not, nor has it at any time within the last five (5) years been, nor has it received any notice that it is or has at any time within the last five (5) years been, in violation of or in default under, in any material respect, any Law or Order applicable to the Business or the Assets.


                  2.12 Benefit Plans; ERISA.

                  (a) Section 2.12(a) of the Disclosure Schedule (i) contains a true and complete list and description of each of the Benefit Plans, (ii) identifies each of the Benefit Plans that is a Qualified Plan, (iii) identifies each Benefit Plan which at any time during the five-year period preceding the date of this Agreement was a Defined Benefit Plan and (iv) lists, describes and identifies each other Plan maintained, established, sponsored or contributed to by an ERISA Affiliate, or any predecessor thereof, which, during the five-year period preceding the date of this Agreement, was at any time a Defined Benefit Plan. Seller has not scheduled or agreed upon future increases of benefit levels (or creations of new benefits) with respect to any Benefit Plan, and no such increases or creation of benefits have been proposed, made the subject of representations to Employees or requested or demanded by Employees under circumstances which make it reasonable to expect that such increases will be granted.

                  (b) Seller does not maintain nor is it obligated to provide benefits under any life, medical or health plan (other than as an incidental benefit under a Qualified Plan) which provides benefits to retired or other terminated employees other than benefit continuation rights under the Consolidated Omnibus Budget Reconciliation of 1985, as amended.

                  (c) Except as set forth in Section 2.12(c) of the Disclosure Schedule, each Benefit Plan covers only Employees (or former employees or beneficiaries with respect to service with Seller in connection with the Business), so that the transactions contemplated by this Agreement will require no spin-off of assets and liabilities or other division or transfer of rights with respect to any such plan.

                  (d) Neither Seller, any ERISA Affiliate nor any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA has at any time contributed to any "multiemployer plan", as that term is defined in Section 4001 of ERISA.

                  (e) Each of the Benefit Plans is, and its administration is and has been since inception, in all material respects in compliance with, and Seller has not received any claim or notice that any such Benefit Plan is not in compliance with, all applicable Laws and Orders and prohibited transactions exemptions, including the requirements of ERISA, the Code, the Age Discrimination in Employment Act, the Equal Pay Act and Title VII of the Civil Rights Act of 1964. Each Qualified Plan is qualified under Section 401(a) of the Code and, if applicable, complies with the requirements of Section 401(k) of the Code. Each Benefit Plan which is intended to provide for the deferral of income, the reduction of salary or other compensation or to afford other Tax benefits complies with the requirements of the applicable provisions of the Code or other Laws required in order to provide such Tax benefits.

                  (f) Seller is not in default in performing any of its contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract. All contributions and other payments required to be made by Seller to any Benefit Plan with respect to any period ending before or at or including the Closing Date have been made or reserves adequate for such contributions or other payments have been or will be set aside therefor and have been or will be reflected in Financial Statements in accordance with GAAP. There are no outstanding liabilities of any Benefit Plan other than liabilities for benefits to be paid to participants in such Benefit Plan and their beneficiaries in accordance with the terms of such Benefit Plan.

                  (g) No event has occurred, and there exists no condition or set of circumstances in connection with any Benefit Plan, under which Seller, directly or indirectly (through any indemnification agreement or otherwise), could reasonably be expected to be subject to any risk of liability under
Section 409 of ERISA, Section 502(i) of ERISA, Title IV of ERISA or Section 4975 of the Code.

                  (h) No transaction contemplated by this Agreement will result in liability to the PBGC under Section 302(c)(ii), 4062, 4063, 4064 or 4069 of ERISA, or otherwise, with respect to Purchaser or any corporation or organization controlled by or under common control with Purchaser within the meaning of Section 4001 of ERISA, and no event or condition exists or has existed which could reasonably be expected to result in any such liability with respect to Purchaser or any such corporation or organization. No "reportable event" within the meaning of Section 4043 of ERISA has occurred with respect to any Defined Benefit Plan. No termination re-establishment or spin-off re-establishment transaction has occurred with respect to any Subject Defined Benefit Plan. No Subject Defined Benefit Plan has incurred any accumulated funding deficiency whether or not waived. No filing has been made and no proceeding has been commenced for the complete or partial termination of, or withdrawal from, any Benefit Plan which is a Pension Benefit Plan.

                  (i) No benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested, funded or payable by reason of any transaction contemplated under this Agreement.

                  (j) To the Knowledge of Seller, there are no pending or threatened claims by or on behalf of any Benefit Plan, by any Person covered thereby, or otherwise, which allege violations of Law which could reasonably be expected to result in liability on the part of Purchaser or any fiduciary of any such Benefit Plan, nor is there any basis for such a claim.

                  (k) No employer securities, employer real property or other employer property is included in the assets of any Benefit Plan.

                  (l) The fair market value of the assets of each Subject Defined Benefit Plan, as determined as of the last day of the plan year of such plan which coincides with or first precedes the date of this Agreement, was not less than the present value of the projected benefit obligations under such plan at such date as established on the basis of the actuarial assumptions applicable under such Subject Defined Benefit Plan at said date and, to the Knowledge of Seller, there have been no material changes in such values since said date.

                  (m) Complete and correct copies of the following documents have been furnished to Purchaser prior to the execution of this Agreement:

                  (i) the Benefit Plans and any predecessor plans referred to therein, any related trust agreements, and service provider agreements, insurance contracts or agreements with investment managers, including without limitation, all amendments thereto;

                  (ii) current summary Plan descriptions of each Benefit Plan subject to ERISA, and any similar descriptions of all other Benefit Plans;

                  (iii) the most recent Form 5500 and Schedules thereto for each Benefit Plan subject to ERISA reporting requirements;

                  (iv) the most recent determination of the IRS with respect to the qualified status of each Qualified Plan;

                  (v) the most recent accountings with respect to any Benefit Plan funded through a trust;

                  (vi) the most recent actuarial report of the qualified actuary of any Subject Defined Benefit Plan or any other Benefit Plan with respect to which actuarial valuations are conducted; and

                  (vii) all qualified domestic relations orders or other orders governing payments from any Benefit Plan; and

                  (viii) an election under Section 1022(i) of ERISA, if any.

                  2.13 Real Property. (a) Seller owns no real property. Section 1.01(a)(i) of the Disclosure Schedule contains a true and correct list of each parcel of real property leased by Seller as lessee and used or held for use in connection with the Business.

                  (b) Seller has adequate rights of ingress and egress with respect to the real property subject to the Real Property Leases. To the Knowledge of Seller, none of such real property, or the improvements thereon, or the use thereof, contravenes or violates any building, zoning, administrative, occupational safety and health or other applicable Law in any material respect (whether or not permitted on the basis of prior nonconforming use, waiver or variance).

                  (c) Seller has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties subject to the Real Property Leases for the full term of the lease thereof. Each Real Property Lease is a legal, valid and binding agreement, enforceable in accordance with its terms, of Seller and of each other Person that is a party thereto, and except as set forth in Section 2.13(c) of the Disclosure Schedule, there is no, nor has Seller received any notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. Seller does not owe any brokerage commissions with respect to any such leased space.

                  (d) Seller has delivered to Purchaser prior to the execution of this Agreement true and complete copies of all Real Property Leases (including any amendments and renewal letters).

                  (e) To the Knowledge of Seller, the improvements to the real property subject to the Real Property Leases are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and, to the Knowledge of Seller, there are no condemnation or appropriation proceedings pending or threatened against any of such real property or the improvements thereon.

                  2.14 Tangible Personal Property; Investment Assets. (a) Seller is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all the Tangible Personal Property, which includes all material tangible personal property reflected on the June 30 Balance Sheet and tangible personal property acquired since June 30, 1997 other than property disposed of since such date in the ordinary course of business consistent with past practice. All the Tangible Personal Property is free and clear of all Liens, other than Permitted Liens and Liens disclosed in Section 2.14(a) of the Disclosure Schedule, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

                  (b) Section 2.14(b) of the Disclosure Schedule describes each Investment Asset included among the Assets on the date hereof. Except as disclosed in Section 2.14(b) of the Disclosure Schedule, all such Investment Assets are owned by Seller free and clear of all Liens other than Permitted Liens.

                  2.15 Intellectual Property Rights. Seller has interests in or uses only the Intellectual Property disclosed in Section 1.01(a)(ix) of the Disclosure Schedule, each of which Seller either has all right, title and interest in or a valid and binding rights under Contract to use. No other Intellectual Property is used or necessary in the conduct of the Business. Except as disclosed in Section 2.15 of the Disclosure Schedule , (i) Seller has the exclusive right to use the Intellectual Property disclosed in Section 1.01(a)(viii) of the Disclosure Schedule, (ii) all registrations with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by Seller to maintain their validity or effectiveness, (iii) there are no restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by Seller in respect of such Intellectual Property, (iv) Seller has delivered to Purchaser prior to the execution of this Agreement documentation with respect to any invention, process, design or computer program included in such Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design or computer program and to facilitate its full and proper use without reliance on the special knowledge or memory of any Person, (v) Seller has taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets, (vi) Seller is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any Contract to use such Intellectual Property and (vii) to the Knowledge of Seller, no such Intellectual Property is being infringed by any other Person. Seller has not received any notice that Seller is infringing any Intellectual Property of any other Person, no claim is pending or, to the Knowledge of Seller, has been made to such effect that has not been resolved and, to the Knowledge of Seller, Seller is not infringing any Intellectual Property of any other Person.

                  2.16 Contracts. (a) Section 2.16(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement), to which Seller is a party or by which any of the Assets is bound:

                  (i) (A) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term or otherwise relating to employment or the termination of employment of any Employee, the name, position and rate of compensation of each Employee party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding Benefit Plans and any such Contracts referred to in clause (A)) involving an obligation of Seller to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any Employee or former employee;

                  (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of Seller to engage in any business activity or compete with any Person in connection with the Business or prohibiting or limiting the ability of any Person to compete with Seller in connection with the Business;

                  (iii) all partnership, joint venture or other similar Contracts with any Person in connection with the Business;

                  (iv) all Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchisees with whom Seller deals in connection with the Business;

                  (v) all Contracts relating to the future disposition or acquisition of any Assets other than dispositions or acquisitions of Inventory in the ordinary course of business consistent with past practice;

                  (vi) all collective bargaining or similar labor Contracts covering any Employee; and

                  (vii) all other Contracts (other than Benefit Plans, the Real Property Leases and insurance policies listed in Section 2.18 of the Disclosure Schedule) with respect to the Business that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to Seller of more than $10,000 annually and (B) cannot be terminated within thirty (30) days after giving notice of termination without resulting in any material cost or penalty to Seller.

                  (b) Each Contract required to be disclosed in Section 2.16(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section 2.16(b) of the Disclosure Schedule neither Seller nor, to the Knowledge of Seller, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect.

                  (c) Except as disclosed in Section 2.16(c) of the Disclosure Schedule, (i) the execution, delivery and performance by Seller of this Agreement, and the consummation of the transactions contemplated hereby, will not (A) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (B) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (C) result in the creation or imposition of any Lien upon Seller or any of its Assets and Properties under, any Business Contract, and (ii) Seller is not a party to or bound by any Business Contract that has been individually or in the aggregate with any other Business Contracts, materially adverse to the Condition of the Business.

                  2.17 Licenses. Section 1.01(a)(ix) of the Disclosure Schedule contains a true and complete list of all material Licenses used or held for use in the Business (and all pending applications for any such Licenses), setting forth the grantor, the grantee, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, Seller has delivered to Purchaser true and complete copies of all such Licenses. Except as disclosed in
Section 2.17 of the Disclosure Schedule:

                  (i) Seller owns or validly holds all Licenses that are material, individually or in the aggregate, to the Business;

                  (ii) each Business License is valid, binding and in full force and effect;

                  (iii) Seller is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any Business License;

                  (iv) the execution, delivery and performance by Seller of this Agreement, and the consummation of the transactions contemplated hereby, will not (A) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (B) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (C) result in the creation or imposition of any Lien upon Seller or any of its Assets and Properties under, any Business License.

                  2.18 Warranty Claims. Except as set forth in Section 2.18 of the Disclosure Schedule, there are no pending material claims against Seller arising out of or relating to any products manufactured or sold in connection with the Business under any warranties, whether express or implied, nor, to the Knowledge of Seller, does there exist, or during the past five (5) years has there existed, any reasonable basis therefor.

                  2.19 Product Liability Claims. Except as set forth in Section
2.19 of the Disclosure Schedule, there are, and during the past five (5) years there have been, no product liability claims with respect to any products now or previously manufactured and/or sold by Seller in connection with the Business, nor to the Knowledge of Seller, does there exist, or during the past five (5) years has there existed, any reasonable basis therefor.

                  2.20 Insurance. (a) Section 2.20 of the Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the names of the Persons to whom such policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers' compensation, and other insurance policies currently in effect that insure the Business, the Employees or the Assets. Each policy listed in Section 2.20 of the Disclosure
Schedule is valid and binding and in full force and effect, no premiums due thereunder have not been paid and Seller has not received any notice of cancellation or termination in respect of any such policy or is in default thereunder. Neither Seller nor the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this
Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

                  (b) Seller has complied with and maintains in full force and effect all applicable employment insurance required by law.

                  2.21 Affiliate Transactions. Except as disclosed in Section 2.21(a) of the Disclosure Schedule, (i) no officer, director or Affiliate of Seller provides or causes to be provided any assets, services or facilities used or held for use in connection with the Business, and (ii) the Business does not provide or cause to be provided any assets, services or facilities to any such officer, director or Affiliate. Except as disclosed in Section 2.21(b) of the Disclosure Schedule, each of the transactions listed in Section 2.21(a) of the Disclosure Schedule is engaged in on an arm's-length basis.

                  2.22 Employees; Labor Relations. (a) Section 2.22 of the Disclosure Schedule contains a list of the name of each Employee at the date hereof, together with such Employee's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such Employee in effect on such date.

                  (b) Except as disclosed in Section 2.22 of the Disclosure Schedule, (i) no Employee is presently a member of a collective bargaining unit and, to the Knowledge of Seller, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the Employees, and (ii) no unfair labor practice complaint or sex, age, race or other discrimination claim has been brought during the last ten (10) years against Seller with respect to the conduct of the Business before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental or Regulatory Authority. Since July 31, 1992, there has been no work stoppage, strike or other concerted action by employees of Seller engaged in the Business. During that period, Seller has complied in all material respects with all applicable Laws relating to the employment of labor, including, without limitation those relating to wages, hours and collective bargaining.

                  2.23 Environmental Matters. Seller has obtained all Licenses which are required under applicable Environmental Laws in connection with the conduct of the Business or the Assets. Each of such Licenses is in full force and effect. Seller has conducted the Business in compliance in all material respects with the terms and conditions of all such Licenses and with any applicable Environmental Law. In addition, except as set forth in Section 2.23 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

                  (a) No Order has been issued, no Environmental Claim has been filed, no penalty has been assessed and no investigation or review is pending or, to the Knowledge of Seller, threatened by any Governmental or Regulatory Authority with respect to any alleged failure by Seller to have any License required under applicable Environmental Laws in connection with the conduct of the Business or with respect to any generation, treatment, storage, recycling, transportation, discharge, disposal or Release of any Hazardous Material in connection with the Business, and to the Knowledge of Seller there are no facts or circumstances in existence which could reasonably be expected to form the basis for any such Order, Environmental Claim, penalty or investigation.

                  (b) Seller does not own, operate or lease a treatment, storage or disposal facility on any of the real property subject to the Real Property Leases requiring a permit under the Resource Conservation and Recovery Act, as amended, or under any other comparable state or local Law; and, without limiting the foregoing, (i) no polychlorinated biphenyl is or has been present, (ii) no asbestos or asbestos-containing material is or has been present, (iii) there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, and (iv) no Hazardous Material has been Released in a quantity reportable under, or in violation of, any Environmental Law or otherwise Released, in the cases of clauses (i) through (iv), at, on or under any such site or facility during any period that Seller owned, operated or leased such property.

                  (c) Seller has not transported or arranged for the transportation of any Hazardous Material in connection with the operation of the Business to any location that is (i) listed on the NPL under CERCLA, (ii) listed for possible inclusion on the NPL by the Environmental Protection Agency in CERCLIS or on any similar state or local list or (iii) the subject of enforcement actions by federal, state or local Governmental or Regulatory Authorities that may lead to Environmental Claims against Seller or the Business.

                  (d) No Hazardous Material generated in connection with the operation of the Business has been recycled, treated, stored, disposed of or Released by Seller at any location.

                  (e) No oral or written notification of a Release of a Hazardous Material in connection with the operation of the Business has been filed by or on behalf of Seller, and no site or facility now or previously owned, operated or leased by Seller on any of the real property subject to the Real Property Leases is listed or proposed for listing on the NPL, CERCLIS or any similar state or local list of sites requiring investigation or clean-up.

                  (f) To the Knowledge of Seller, no Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by Seller on any of the real property subject to the Real Property Leases, and no federal, state or local Governmental or Regulatory Authority action has been taken or, to the Knowledge of Seller, is in process that could subject any such site or facility to such Liens.

                  (g) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, Seller in relation to any site or facility now or previously owned, operated or leased by Seller on any of the real property subject to the Real Property Leases which have not been delivered to Purchaser prior to the execution of this Agreement.

                  2.24 Substantial Customers and Suppliers.

                  (a) The revenues of the Business derived from sales of Parker Laboratory products for the twelve month period ending

December 31, 1996 and the six month period ending June 30, 1997 accounted for 4.9% and 5.2%, respectively, of all revenues of the Business for such periods. The revenues of the Business derived from sales of silver nitrate products for the twelve month period ending December 31, 1996 and the six month period ending June 30, 1997 accounted for 3.5% and 4.0%, respectively, of all revenues of the Business for such periods.

                  (b) Section 2.24(a) of the Disclosure Schedule lists the revenues of the Business in respect of the ten (10) largest customers (by dollar volume) of the Business, without reference to name, for the most recently-completed fiscal year. Section 2.24(b) of the Disclosure Schedule lists the amounts paid or payable by the Business to the ten (10) largest suppliers (by dollar volume) of the Business, without reference to name, for the most recently-completed fiscal year. Except as disclosed in Section 2.24(c) of the Disclosure Schedule, no such customer or supplier has ceased or materially reduced its purchases from, use of the services of, sales to or provision of services to the Business since June 30, 1997, or to the Knowledge of Seller, has threatened to cease or materially reduce such purchases, use, sales or provision of services after the date hereof. Except as disclosed in Section 2.24(d) of the Disclosure Schedule, to the Knowledge of Seller, no such customer or supplier is subject to any bankruptcy or insolvency proceeding.

                  2.25 Accounts Receivable. Set forth in Section 2.25 of the Disclosure Schedule is (a) the outstanding amount of the ten (10) largest Accounts Receivable of the Business (by dollar volume) as of August 19, 1997 and
(b) an aging schedule with respect to such Accounts Receivable. Except as set forth in Section 2.25 of the Disclosure Schedule, the Accounts Receivable (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (iii) are not subject to any valid set-off or counterclaim, (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement,
(v) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the June 30 Balance Sheet, and (vi) are not the subject of any Actions or Proceedings brought by or on behalf of Seller. Section 2.25 of the Disclosure Schedule sets forth a description of any security arrangements and collateral securing the repayment or other satisfaction of the Accounts Receivable (the "Security Agreements"). All steps necessary to render all such security arrangements legal, valid, binding and enforceable, and to give and maintain for Seller a perfected security interest in the related collateral, have been taken.

                  2.26 Inventory. All the Inventory consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, subject to normal and customary allowances in the industry for spoilage, damage and outdated items. All items included in the Inventory are the property of Seller, free and clear of any Lien other than Permitted Liens, have not been pledged as collateral, are not held by Seller on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by Governmental or Regulatory Authorities.

                  2.27 No Guarantees. None of the Liabilities of the Business or of Seller incurred in connection with the conduct of the Business is guaranteed by or subject to a similar contingent obligation of any other Person, nor has Seller guaranteed or become subject to a similar contingent obligation in respect of the Liabilities of any customer, supplier or other Person to whom Seller sells goods or provides services in the conduct of the Business or with whom Seller otherwise has significant business relationships in the conduct of the Business.

                  2.28 Entire Business. The sale of the Assets by Seller to Purchaser pursuant to this Agreement will effectively convey to Purchaser the entire Business and all of the tangible and intangible property used by Seller (whether owned, leased or held under license by Seller, by any of Seller's Affiliates or by others) in connection with the conduct of the Business as heretofore conducted by Seller (except for the Excluded Assets) including, without limitation, all tangible Assets and Properties of Seller reflected in the June 30 Balance Sheet and Assets and Properties acquired since June 30, 1997 in the conduct of the Business, other than the Excluded Assets and Assets and Properties disposed of since such date, consistent with Section 2.07(iv). Except as disclosed in Section 2.29 of the Disclosure Schedule, there are no shared facilities or services which are used in connection with any business or other operations of Seller or any of Seller's Affiliates other than the Business.

                  2.29 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller directly with Parent and Purchaser without the intervention of any Person on behalf of Seller in such manner as to give rise to any valid claim by any Person against Parent or Purchaser for a finder's fee, brokerage commission or similar payment.

                  2.30 Disclosure. To the Knowledge of Seller, all material facts relating to the Condition of the Business have been disclosed to Purchaser in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Purchaser pursuant to any provision of this Agreement (including without limitation the Financial Statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

                  Each of Parent and Purchaser hereby represents and warrants to Seller that, immediately prior to the Closing:

                  3.01 Organization. Each of Parent and Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation. Each of Parent and Purchaser has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                  3.02 Authority. The execution and delivery by each of Parent and Purchaser of this Agreement, and the performance by each of Parent and Purchaser of its obligations hereunder, have been duly and validly authorized by its Board of Directors, no other corporate action on the part of Parent or Purchaser or their stockholders being necessary. This Agreement has been duly and validly executed and delivered by Parent and Purchaser and constitutes, a legal, valid and binding obligations of Parent and Purchaser enforceable against Parent and Purchaser in accordance with its terms.

                  3.03 No Conflicts. The execution and delivery by Parent and Purchaser of this Agreement do not, the performance by Parent and Purchaser of their obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws (or other comparable corporate charter document) of Parent or Purchaser;

                  (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 3.04 hereto, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Parent or Purchaser or any of their respective Assets and Properties; or

                  (c) except as disclosed in Schedule 3.03 hereto, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Parent or Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Parent or Purchaser or any of their respective Assets or Properties under, any Contract or License to which Parent or Purchaser is a party or by which any of their respective Assets and Properties are bound.

                  3.04 Governmental Approvals and Filings. Except as disclosed in Schedule 3.04 hereto, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Parent or Purchaser is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

                  3.05 Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or Purchaser or any of their respective Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

                  3.06 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Parent or Purchaser directly with Seller without the intervention of any Person on behalf of Parent or Purchaser in such manner as to give rise to any valid claim by any Person against Seller for a finder's fee, brokerage commission or similar payment.

                                   ARTICLE IV

                               COVENANTS OF SELLER

                  4.01 Books and Records, etc.; Removal of Property. On the Closing Date, Seller will deliver or make available to Purchaser at the location at which the Business is conducted all of the Business Books and Records and such other Assets as are in Seller's possession at other locations, and if at any time after the Closing Seller discovers in its possession or under its control any other Business Books and Records or other Assets, it will forthwith deliver such Business Books and Records or other Assets to Purchaser.

                  4.02 Use of "Medi-Source" Name. Immediately following the Closing Date, Seller and its Affiliates will cease using the name "Medi-Source" and any trade dress, designs or logos associated with such name, or any confusingly similar variations thereof.

                  4.03 Change of Corporate Name. On the Closing Date, Seller shall take all steps necessary to change its corporate name to a non-similar name. After the Closing Date, Seller will not, nor will it permit any of its Affiliates to, use the name Medi-Source, or any confusingly similar variations thereof, in any business conducted by Seller or any such Affiliates.

                  4.04 Delivery of Financial Statements. Not later than August 29, 1997, the Shareholders shall deliver to Purchaser an audited balance sheet of the Seller as of July 31, 1997 (the "July 31 Balance Sheet") and the related statements of operations for the seven month period then ended (together with the July 31 Balance Sheet, the "July 31 Financial Statements"), which shall (i) be prepared in accordance with the Business Books and Records, (ii) present fairly the financial position of the Business as of July 31, 1997 and the results of its operations for the applicable period in accordance with GAAP applied consistently with those accounting policies and practices used in the preparation of the Audited Financial Statements, and (iii) be accompanied by a true and correct copy of the unqualified report on such information by Seller's Accountants.

                                    ARTICLE V

                                EMPLOYEE MATTERS


                  5.01 Employment. Purchaser has offered, or shall offer, employment to those Persons who are employed by Seller in the Business immediately prior to the Closing Date whom Purchaser wishes to hire, in Purchaser's sole discretion (all Persons so employed, whether or not receiving such offers, "Employees").


                                   ARTICLE VI

                          SURVIVAL AND INDEMNIFICATION

                  6.01 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Purchaser (whether or not exercised) to investigate the Business or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Seller and Purchaser have the right to rely fully upon the representations and warranties of the other contained in this Agreement. The representations, warranties, covenants and agreements contained in this Agreement and the statements contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Parent or Purchaser pursuant to any provision of this Agreement, will survive the Closing (a) indefinitely with respect to (i) the representations and warranties contained in Sections 2.02, 2.29, 3.02, and 3.06 and (ii) the covenants and agreements contained in Sections 1.07 and 8.04, (b) until sixty (60) days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to matters covered by Sections 2.09, 2.10, 2.12, 2.18, 2.19 and 2.23, (c) until August 21, 1999 in the case of all other representations and warranties and any covenant or agreement to be performed in whole or in part on or prior to the Closing or (d) with respect to each other covenant and agreement contained in this Agreement, until sixty (60) days following the last date on which such covenant or agreement is to be performed or, if no such date is specified, indefinitely; provided that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (b), (c) or (d) above will continue to survive if an Indemnity Notice shall have been timely given in good faith under Section 6.02 on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Section 6.02.

                  6.02 Indemnification.

                  (a) Seller and each Shareholder shall jointly and severally indemnify the Purchaser Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Seller or either Shareholder contained in this Agreement or the Net Book Value Certificate, (ii) any claim against Seller or Seller's directors, officers, employees or agents based on any deficiency or noncompliance with the filing or payment of, or the failure to properly file or pay, by Seller or an agent for Seller, any Tax or Tax Return, (iii) any Action or Proceeding existing, or, to the Knowledge of Seller, threatened, prior to the Closing Date against, relating to or affecting the Business or the Assets, (iv) all obligations of Seller relating to the return of goods sold prior to the Closing Date to the extent such obligations exceed $25,000 in the aggregate (net of any credits received by Purchaser for such returns) or (v) a Retained Liability.

                  (b) Seller and each Shareholder shall jointly and severally indemnify the Purchaser Indemnified Parties to the extent that the Net Book Value of the Business as of the Closing Date is less than $1,301,000.

                  (c) Purchaser shall indemnify the Seller Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement or
(ii) an Assumed Liability.

                  (d) No amounts of indemnity shall be payable in the case of a claim by a Purchaser Indemnified Party under Section 6.02(a)(i) unless until and then only to the extent that the Purchaser Indemnified Parties have suffered, incurred, sustained or become subject to Losses arising therefrom in excess of $75,000 in the aggregate; provided that this paragraph (d) shall not apply to a misrepresentation or breach of warranty contained in Section 2.02, 2.03, 2.04 or 2.29.

                  (e) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under this Section 6.02 is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or any of its Affiliates (a "Third Party Claim"), then such Indemnified Party shall give written notice (accompanied by a copy of all papers served, if any) to the latter of such Third Party Claim, provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6.02, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in and to assume and control the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided that in order to assume and control the defense of such action the Indemnifying Party must first deliver to the Indemnified Party a notice of its election so to assume and control the defense thereof and expressly agree in such notice that as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge any Liability or Loss resulting from such Third Party Claim. After such notice is received by the Indemnified Party, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense of such Third Party Claim; provided that the Indemnified Party may participate in such defense at the Indemnified Party's expense. If the Indemnifying Party is not entitled to, or elects not to, assume the defense of a Third Party Claim, it will not be obligated to pay the fees and expenses of more than one counsel for the Indemnified Parties with respect to such claim, unless the Indemnified Parties shall have been advised by counsel that representation of any such Indemnified Parties by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, in which case such Indemnified Parties shall have the right to select separate counsel, the reasonable fees and expenses of which shall be paid by the Indemnifying Party. The Indemnifying Party will not consent to the entry of any judgment or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed. No Indemnifying Party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed.

                  (f) In the event of any claim or demand, including Third Party Claims, in respect of which an Indemnified Party might seek indemnity under this
Section 6.02, the Indemnified

Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. The Indemnifying Party will notify the Indemnified Party within the thirty (30) day period following its receipt of such Indemnity Notice (the "Dispute Period") as to whether the Indemnifying Party disputes its liability to the Indemnified Party hereunder. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice, or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under this Section 6.02 and the Indemnifying Party shall pay the amount of such Loss, when it has been finally determined, to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within sixty (60) days following the Indemnified Party's receipt of a written notice from the Indemnifying Party disputing such claim, such dispute shall be finally settled by arbitration in accordance with paragraph (f) of this Section 6.02.

                  (g) Any dispute submitted to arbitration pursuant to this
Section 6.02 shall be finally and conclusively settled by the decision of a board of arbitration consisting of three (3) members (hereinafter sometimes called the "Board of Arbitration") selected as hereinafter provided. Each of the Indemnified Party and the Indemnifying Party shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the American Arbitration Association upon application made to it for a third member possessing expertise or experience appropriate to the dispute jointly by the Indemnified Party and the Indemnifying Party. The Board of Arbitration shall meet in New York, New York or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the Indemnifying Party is required to pay to the Indemnified Party in respect of a claim filed by the Indemnified Party. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. It is the intent of the parties hereto that, barring extraordinary circumstances, decisions of the Board of Arbitration shall be rendered no more than thirty (30) days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the Indemnified Party and the Indemnifying Party and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the Board of Arbitration shall be divided between the Indemnifying Party and the Indemnified Party in the same proportion as the portion of the related claim determined by the Board of Arbitration to be payable to the Indemnified Party bears to the portion of such claim determined not to be so payable.

                  (h) In connection with any amounts owing from time to time to Parent or Purchaser under this Section 6.02, Parent shall, in addition to any other rights and remedies it may possess hereunder at law or in equity, have the right of set-off set forth in Section 1(g) of the Non-Competition Agreement with Mr. Galambos. Parent's exercise of its right of set-off shall be without prejudice to Seller's rights to dispute its liability to Parent or Purchaser under this Section 6.02.


                                   ARTICLE VII

                                   DEFINITIONS

                  7.01 Definitions. (a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

                  "Accounts Receivable" has the meaning ascribed to it in
Section 1.01(a)(iii).

                  "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

                  "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

                  "Agreement" means this Asset Purchase Agreement and the Exhibits, the Disclosure Schedule and the Schedules hereto.

                  "Assets" has the meaning ascribed to it in Section 1.01(a).

                  "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

                  "Assignment Instruments" has the meaning ascribed to it in
Section 1.04.

                  "Assumed Liabilities" has the meaning ascribed to it in
Section 1.02(a).

                  "Assumption Instruments" has the meaning ascribed to it in
Section 1.04.

                  "Audited Financial Statements" means the Financial Statements of Seller delivered to Purchaser pursuant to Section 2.06(a).

                  "Benefit Plan" means any Plan established by the Seller, or any predecessor or Affiliate of Seller, existing at the Closing Date or prior thereto, to which Seller contributes or has contributed on behalf of any Employee, former employee or director, or under which any Employee, former employee or director of Seller or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

                  "Books and Records" of any Person means all files, documents, instruments, papers, books and records relating to the business, operations, condition of (financial or otherwise), results of operations and Assets and Properties of such Person, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and reports, computer programs, retrieval programs, operating data and plans and environmental studies and plans.

                  "Business" has the meaning ascribed to it in the forepart of this Agreement.

                  "Business Books and Records" has the meaning ascribed to it in
Section 1.01(a)(xi).

                  "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

                  "Business Contracts" has the meaning ascribed to it in Section 1.01(a)(vi).

                  "Business Licenses" has the meaning ascribed to it in Section 1.01(a)(ix).


                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

                  "CERCLIS" means the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. Section 300.5.

                  "Closing" means the closing of the transactions contemplated by Section 1.03.

                  "Closing Date" means the date of this Agreement.

                  "Closing Date Accounts Receivable" has the meaning ascribed to it in Section 1.05(a).

                  "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "Condition of the Business" means the business, condition (financial or otherwise) and results of operations of the Business.

                  "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract, other than purchase orders entered into in the ordinary course of business.

                  "Defined Benefit Plan" means each Benefit Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

                  "Disclosure Schedule" means the record delivered to Purchaser by Seller herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Seller pursuant to this Agreement.

                  "Dispute Period" has the meaning ascribed to it in Section 6.02(f).

                  "Employees" has the meaning ascribed to it in Section 5.01.

                  "Environmental Claim" means, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, Governmental or Regulatory Authority response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Governmental or Regulatory Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                  "Environmental Law" means any Law or Order relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "ERISA Affiliate" means any Person who is in the same controlled group of corporations or who is under common control with Seller (within the meaning of Section 414 of the Code).

                  "Excluded Assets" has the meaning ascribed to it in Section 1.01(b).

                  "Excluded Books and Records" has the meaning ascribed to it in
Section 1.01(b).

                  "Financial Statements" means the financial statements of Seller delivered to Purchaser pursuant to Section 2.06.

                  "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

                  "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any state, county, city or other political subdivision.

                  "Hazardous Material" means (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and
(C) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.

                  "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

                  "Indemnified Party" means any Person claiming indemnification under any provision of Section 6.02, including without limitation a Person asserting a claim pursuant to Section 6.02(e).

                  "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Section 6.02, including without limitation a Person against whom a claim is asserted pursuant to Section 6.02(e).

                  "Indemnity Notice" means written notification pursuant to
Section 6.02(e) of a claim for indemnity under Section 6.02 by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such claim.

                  "Instruction Materials" has the meaning ascribed to it in
Section 1.01(a)(xiv).

                  "Intangible Personal Property" has the meaning ascribed to it in Section 1.01(a)(viii).

                  "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, trade secrets, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

                  "Inventory" has the meaning ascribed to it in Section 1.01(a)(ii).

                  "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by Seller (other than trade receivables generated in the ordinary course of business of Seller).

                  "IRS" means the United States Internal Revenue Service.

                  "July 31 Balance Sheet" has the meaning ascribed to it in
Section 4.04.

                  "July 31 Financial Statements" has the meaning ascribed to it in Section 4.04.

                  "June 30 Balance Sheet" has the meaning ascribed to it in
Section 1.03(b).

                  "Knowledge of Seller", "Known to Seller" or "to Seller's Knowledge" means the knowledge of Mr. Galambos, Mrs.

Galambos or any other officer, director or managerial employee of Seller.

                  "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States or any state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

                  "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

                  "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

                  "Loss" means any and all damages, fines, reasonable fees, penalties, deficiencies, losses and reasonable expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

                  "Marketing Materials" has the meaning ascribed to it in
Section 1.01(a)(xiii).

                  "Mr. Galambos" has the meaning ascribed to it in the forepart of this Agreement.

                  "Mrs. Galambos" has the meaning ascribed to it in the forepart of this Agreement.

                  "Net Book Value of the Business" means the total assets of the Business (net of allowances for doubtful accounts and accumulated depreciation) minus the Assumed Liabilities as shown on the applicable balance sheet of the Seller, calculated in accordance with GAAP.

                  "NPL" means the National Priorities List under CERCLA.

                  "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "Other Assets" has the meaning ascribed to it in Section 1.01(a)(xviii).

                  "Parent" has the meaning ascribed to it in the forepart of this Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

                  "Pension Benefit Plan" means each Benefit Plan which is a pension benefit plan within the meaning of Section 3(2) of ERISA.

                  "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the Business.

                  "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

                  "Prepaid Expenses" has the meaning ascribed to it in Section 1.01(a)(vii).

                  "Purchase Price" has the meaning ascribed to it in Section
1.03.

                  "Purchaser" has the meaning ascribed to it in the forepart of this Agreement.

                  "Purchaser Indemnified Parties" means Purchaser and its officers, directors, employees, agents and Affiliates.

                  "Qualified Plan" means each Benefit Plan which is intended to qualify under Section 401 of the Code.

                  "Real Property Leases" has the meaning ascribed to it in
Section 1.01(a)(i).

                  "Receivables Deficiency" has the meaning ascribed to it in
Section 1.05(d).

                  "Receivables Notice" has the meaning ascribed to it in Section 1.05(d).

                  "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

                  "Resolution Period" means the period ending thirty (30) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in an Indemnity Notice.

                  "Retained Liabilities" has the meaning ascribed to it in
Section 1.02(b).

                  "SEC" means the Securities and Exchange Commission.

                  "Seller" has the meaning ascribed to it in the forepart of this Agreement.

                  "Seller's Accountants" has the meaning ascribed to it in
Section 2.06(a).

                  "Seller Indemnified Parties" means Seller and its officers, directors, employees, agents and Affiliates.

                  "Shareholders" has the meaning ascribed to it in the forepart of this Agreement.

                  "Subject Defined Benefit Plan" means each Defined Benefit Plan listed and described in Section 2.12(a) of the Disclosure Schedule.

                  "Tangible Personal Property" has the meaning ascribed to it in
Section 1.01(a)(iv).

                  "Taxes" means any Federal, state, county, local or foreign income, profits, gross receipts, franchise, sales, use, occupancy, excise gains, value added, withholding, employment, payroll, social security, general property, personal property, intangible property and all other taxes of any nature, fees, levies, duties, assessments, deficiencies or charges imposed by any Governmental or Regulatory Authority, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any Tax Liability.

                  "Tax Returns" means a report, return or other information (including any amendments) required to be supplied to a Governmental or Regulatory Authority with respect to Taxes.

                  "Tenant Security Deposits" has the meaning ascribed to it in
Section 1.01(a)(x).

                  "Third Party Claim" has the meaning ascribed to it in
Section 6.02(d).

                  "Transfer Taxes" means all sales, use, transfer, real property transfer, reporting, recording, gains, stock transfer and other similar taxes and fees arising out of or in connection with the transactions effected pursuant to this Agreement.

                  (b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of Seller in connection with the Business. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.


                                  ARTICLE VIII

                                  MISCELLANEOUS

                  8.01 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                  If to Parent or Purchaser, to:

                  Graham-Field Health Products, Inc.
                  400 Rabro Drive East
                  Hauppauge, NY  11788
                  Facsimile No.:  (516) 582-5608
                  Attn:  Richard S. Kolodny, Esq.

                  with a copy to:

                  Milbank, Tweed, Hadley & McCloy
                  1 Chase Manhattan Plaza
                  New York, NY  10005
                  Facsimile No.:  (212) 530-5219
                  Attn:  Robert S. Reder, Esq.

                  If to Seller, to:

                  Peter Galambos
                  56 Center Street
                  Roslyn Heights
                  New York, NY       11577


                  with a copy to:

                  Franklin, Weinrib, Rudell & Vassallo, P.C.
                  488 Madison Avenue
                  New York, NY  10022-5761
                  Facsimile No.:  (212) 308-0642
                  Attn:  Jonathan Director, Esq.


All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

                  8.02 Bulk Sales Act. The parties hereby waive compliance with the bulk sales act or comparable statutory provisions of each applicable jurisdiction.

                  8.03 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

                  8.04 Expenses. Except for the reasonable fees and expenses of Seller's Accountants incurred in connection with their preparation and audit of the July 31 Financial Statements, which Purchaser expressly agrees to pay, and except as otherwise expressly provided in this Agreement, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.

                  8.05 Public Announcements. Each party hereto will obtain the other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

                  8.06 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

                  8.07 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

                  8.08 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Section 6.02.

                  8.09 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder to a wholly-owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, but no such assignment shall relieve Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

                  8.10 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  8.11 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

                  8.12 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York applicable to a Contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

                  8.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, each party hereto has signed this Agreement, or caused this Agreement to be signed by its officer thereunto duly authorized, as of the date first above written.

                                  GRAHAM-FIELD HEALTH PRODUCTS, INC.


                                  By:___________________________
                                     Name:  Irwin Selinger
                                     Title: Chairman of the Board
                                            and Chief Executive Officer



                                  GRAHAM-FIELD, INC.


                                  By:___________________________
                                     Name:  Irwin Selinger
                                     Title: Chairman of the Board
                                            and Chief Executive Officer


                                  MEDI-SOURCE, INC.


                                  By:________________________________
                                     Name:
                                     Title:


                                  _____________________________________________
                                  Peter Galambos


                                  _____________________________________________
                                  Irene Galambos